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Exhibit 10.3 Form of Proposed Employment Agreement between Elgin Financial
             Center, S.B. and certain executive officers
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                                    FORM OF
                         ELGIN FINANCIAL CENTER, S.B.
                             EMPLOYMENT AGREEMENT


    This AGREEMENT ("Agreement") is made effective as of _______________, 1997 by and among Elgin Financial Center, S.B. (the "Institution"), a state chartered savings institution, with its principal administrative office at 1695 Larkin Avenue, Elgin, Illinois, 60123, EFC Bancorp, Inc., a corporation organized under the laws of the State of Delaware, the holding company for the Institution (the "Holding Company"), and ______________ ("Executive").

    WHEREAS, the Institution wishes to assure itself of the services of Executive for the period provided in this Agreement; and

    WHEREAS, Executive is willing to serve in the employ of the Institution on a full-time basis for said period.

    NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.  POSITION AND RESPONSIBILITIES.

    During the period of his employment hereunder, Executive agrees to serve as [Title] of the Institution. Executive shall render administrative and management services to the Institution such as are customarily performed by persons situated in a similar executive capacity. During said period, Executive also agrees to serve, if elected, as an officer and director of the Holding Company or any subsidiary of the Institution.

2.  TERMS AND DUTIES.

    (a) The period of Executive's employment under this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing on the effective date of this Agreement, the term of this Agreement shall be extended for one day each day until such time as the disinterested members of the board of directors of the Institution ("Board") or Executive elects not to extend the term of this Agreement by giving written notice in accordance with Section 8 of this Agreement. The Board will review the Agreement and Executive's performance annually for purposes of determining whether to extend the Agreement and the rationale and results thereof shall be included in the minutes of the Board's meeting. The Board shall give notice to the Executive as soon as possible after such review as to whether the Agreement is to be extended.

    (b) During the period of Executive's employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote substantially all his business time, attention, skill, and efforts to the

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faithful performance of his duties hereunder including activities and services related to the organization, operation and management of the Institution and participation in community and civic organizations; provided, however, that, with the approval of the Board, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in such Board's judgment, will not present any conflict of interest with the Institution, or materially affect the performance of Executive's duties pursuant to this Agreement.

    (c) Notwithstanding anything herein to the contrary, Executive's employment with the Institution may be terminated by the Institution or the Executive during the term of this Agreement, subject to the terms and conditions of this Agreement.

3.  COMPENSATION AND REIMBURSEMENT.

    (a) The Institution shall pay Executive as compensation a salary of $___________ per year ("Base Salary"). Base Salary shall include any amounts of compensation deferred by Executive under any qualified or unqualified plan maintained by the Institution. Such Base Salary shall be payable bi-weekly. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than one year from the date of this Agreement. Such review shall be conducted by the Board or by a Committee of the Board, delegated such responsibility by the Board. The Committee or the Board may increase Executive's Base Salary. Any increase in Base Salary shall become the "Base Salary" for purposes of this Agreement. In addition to the Base Salary provided in this Section 3(a), the Institution shall also provide Executive, at no premium cost to Executive, with all such other benefits as are provided uniformly to full-time employees of the Institution.

    (b) The Executive shall be entitled to participate in any employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Institution will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would materially adversely affect Executive's rights or benefits thereunder; except to the extent such changes are made applicable to all Institution employees on a non-discriminatory basis. Without limiting the generality of the foregoing provisions of this Subsection (b), Executive shall be entitled to participate in or receive benefits under any employee benefit plans, including, but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, stock or option plans, health-and-accident plans, medical coverage or any other employee benefit plan or arrangement made available by the Institution in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive shall be entitled to incentive compensation and bonuses as provided in any plan or arrangement of the Institution in which Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

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    (c)  In addition to the Base Salary provided for by paragraph (a) of this
Section 3 and other compensation provided for by paragraph (b) of this
Section 3, the Institution shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive performing his obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine.

4.  PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

    (a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Institution or the Holding Company of Executive's full-time employment hereunder for any reason other than a termination governed by Section 5(a) hereof or Termination for Cause, as defined in
Section 7 hereof; (ii) Executive's resignation from the Institution's employ upon any of the following: (A) unless consented to by the Executive, failure to elect or reelect or to appoint or reappoint Executive as [Title] or failure to nominate or re-nominate Executive as a Director of the Institution or Holding Company to the extent Executive was serving as a Director as of the effective date of this Agreement, (B) a material change in Executive's function, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 1, above, unless consented to by Executive, (C) a reduction in the benefits and perquisites to the Executive from those being provided as of the effective date of this Agreement, unless consented to by the Executive, (D) a relocation of Executive's principal peace of employment by more than 25 miles from his location immediately prior to the Event of Termination, (E) a liquidation or dissolution of the Institution or Holding Company, or (F) breach of this Agreement by the Institution. Upon the occurrence of any event described in clauses (A), (B), (C), (D), (E) or (F), above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than sixty (60) days prior written notice given within six full months after the event giving rise to said right to elect.

    (b) Upon the occurrence of an Event of Termination, on the Date of Termination, as defined in Section 8, the Institution shall be obligated to pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be a sum equal to the sum of:
(i) the amount of the remaining payments that the Executive would have earned if he had continued his employment with the Institution during the remaining term of this Agreement at the Executive's Base Salary at the Date of Termination; and (ii) the amount equal to the annual contributions or payments that would have been made on Executive's behalf to any employee benefit plans of the Institution or the Holding Company or for any benefit or perquisite which would have been provided to Executive during the remaining term of this Agreement based on contributions or payments made (on an annualized basis) at the Date of Termination; provided, however, that any payments pursuant to this subsection and subsection 4(c) below shall not, in the aggregate, exceed three times Executive's average annual compensation for the five most recent taxable years that Executive has been employed by the Institution or such lesser number of years in the event that Executive shall have been employed by the Institution for less

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than five years.  In the event the Institution is not in compliance with its minimum capital requirements or if such payments pursuant to this subsection
(b) would cause the Institution's capital to be reduced below its minimum regulatory capital requirements, such payments shall be deferred until such time as the Institution or successor thereto is in capital compliance. At the election of the Executive, which election is to be made prior to an Event of Termination, such payments shall be made (a) in a lump sum as of the Executive's Date of Termination, (b) on a bi-weekly basis in approximately equal installments during the remaining term of the Agreement or (c) on an annual basis in approximately equal installments during the remaining term of the Agreement. Such payments shall not be reduced in the event the Executive obtains other employment following termination of employment.

    (c) Upon the occurrence of an Event of Termination, the Institution will cause to be continued life, medical, dental and long-term or other disability coverage substantially identical to the coverage maintained by the Institution or the Holding Company for Executive prior to his termination at no premium cost to the Executive, except to the extent such coverage may be changed in its application to all Institution or Holding Company employees. Such coverage shall cease upon the expiration of the remaining term of this Agreement.

5.  CHANGE IN CONTROL.

    (a) For purposes of this Agreement, a "Change in Control" of the Institution or Holding Company shall mean an event of a nature that: (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or
(ii) results in a Change in Control of the Institution or the Holding Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC") at 12 C.F.R. Section 303.4(a), with respect to the Institution, and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), with respect to the Holding Company, as in effect on the date of this Agreement; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of voting securities of the Institution or the Holding Company representing 20% or more of the Institution's or the Holding Company's outstanding voting securities or right to acquire such securities except for any voting securities of the Institution purchased by the Holding Company and any voting securities purchased by any employee benefit plan of the Institution or the Holding Company, or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board, or (C) a plan of reorganization, merger, consolidation, sale of all or

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substantially all the assets of the Institution or the Holding Company or similar transaction occurs in which the Institution or Holding Company is not the resulting entity, or (D) a proxy statement has been distributed soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Institution or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Institution or the Holding Company, or (E) a tender offer is made for 20% or more of the voting securities of the Stock Institution or Holding Company then outstanding.

    (b) If a Change in Control has occurred pursuant to Section 5(a) or the Board has determined that a Change in Control has occurred, Executive shall be entitled to the benefits provided in paragraphs (c) and (d) of this
Section 5 upon his subsequent termination of employment at any time during the term of this Agreement due to: (1) Executive's dismissal or (2) Executive's voluntary resignation following any demotion, loss of title, office or significant authority or responsibility, material reduction in annual compensation or benefits or relocation of his principal place of employment by more than 25 miles from its location immediately prior to the Change in Control, unless such termination is because of his death, disability, retirement or termination for Cause.

    (c) Upon Executive's entitlement to benefits pursuant to Section 5(b), the Institution shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, a sum equal to the greater of: (i) the payments due for the remaining term of the Agreement; or (ii) three (3) times Executive's average annual compensation for the five (5) most recent taxable years that Executive has been employed by the Institution or such lesser number of years in the event that Executive shall have been employed by the Institution for less than five (5) years. Such average annual compensation shall include Base Salary, commissions, bonuses, contributions on Executive's behalf to any pension and/or profit sharing plan, severance payments, retirement payments, directors or committee fees and fringe benefits paid or to be paid to the Executive in any such year and payment of any expense items without accountability or business purpose or that do not meet the Internal Revenue Service requirements for deductibility by the Institution; provided, however, that any payment under this provision and subsection 5(d) below shall not exceed three (3) times the Executive's average annual compensation. In the event the Institution is not in compliance with its minimum capital requirements or if such payments would cause the Institution's capital to be reduced below its minimum regulatory capital requirements, such payments shall be deferred until such time as the Institution or successor thereto is in capital compliance. At the election of the Executive, which election is to be made prior to a Change in Control, such payment shall be made: (a) in a lump sum as of the Executive's Date of Termination, (b) on a bi-weekly basis in approximately equal installments over a period of thirty-six (36) months following the Executive's termination, or (c) on an annual basis in approximately equal installments over a period of thirty-six (36) months following the Executive's termination. Such payments shall not

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be reduced in the event Executive obtains other employment following termination of employment.

    (d) Upon the Executive's entitlement to benefits pursuant to Section 5(b), the Institution will cause to be continued life, medical, dental and long-term or other disability coverage substantially identical to the coverage maintained by the Institution for Executive prior to his severance at no premium cost to the Executive, except to the extent that such coverage may be changed in its application for all Institution employees on a non-discriminatory basis. Such coverage and payments shall cease upon the expiration of thirty-six (36) months following the Date of Termination.

6.  CHANGE OF CONTROL RELATED PROVISIONS.

    Notwithstanding the provisions of Section 5, in no event shall the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination Benefits") constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended, or any successor thereto, and in order to avoid such a result, Termination Benefits will be reduced, if necessary, to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount", as determined in accordance with said Section 280G. The allocation of the reduction required hereby among the Termination Benefits provided by Section 5 shall be determined by Executive.

7.  TERMINATION FOR CAUSE.

    The term "Termination for Cause" shall mean termination because of: 1) Executive's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), final cease and desist order or material breach of any provision of this Agreement which results in a material loss to the Institution or the Holding Company, or 2) Executive's conviction of a crime or act involving moral turpitude or a final judgement rendered against Executive based upon actions of Executive which involve moral turpitude. For the purposes of this Section 7, no act, or the failure to act, on Executive's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interests of the Institution or its affiliates. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after the Date of Termination for Cause. During the period beginning on the date of the Notice of

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Termination for Cause pursuant to Section 8 hereof through the Date of
Termination for Cause, stock options and related limited rights granted to Executive under any stock option plan shall not be exercisable nor shall any unvested awards granted to Executive under any stock benefit plan of the Institution, the Holding Company or any subsidiary or affiliate thereof, vest. At the Date of Termination for Cause, such stock options and related limited rights and any unvested awards shall become null and void and shall not be exercisable by or delivered to Executive at any time subsequent to such Termination for Cause.

8.  NOTICE.

    (a) Any purported termination by the Institution or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

    (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty days from the date such Notice of Termination is given); provided, however, that if a dispute regarding the Executive's termination exists, the "Date of Termination" shall be determined in accordance with
Section 8(c) of this Agreement.

    (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and, provided further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, in the event the Executive is terminated for reasons other than Termination for Cause, the Institution will continue to pay Executive his Base Salary in effect when the notice giving rise to the dispute was given until the earlier of: 1) the resolution of the dispute in accordance with this Agreement or 2) the expiration of the remaining term of this Agreement as determined as of the Date of Termination. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

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9.  POST-TERMINATION OBLIGATIONS.

    All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with this Section 9 for one (1) full year after the earlier of the expiration of this Agreement or termination of Executive's employment with the Institution. Executive shall, upon reasonable notice, furnish such information and assistance to the Institution as may reasonably be required by the Institution in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

10. NON-COMPETITION AND NON-DISCLOSURE.

    (a)  Upon any termination of Executive's employment hereunder pursuant to
Section 4 hereof, Executive agrees not to compete with the Institution for a period of one (1) year following such termination in any city, town or county in which the Executive's normal business office is located and the Institution has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Institution. The parties hereto, recognizing that irreparable injury will result to the Institution, its business and property in the event of Executive's breach of this Subsection 10(a) agree that in the event of any such breach by Executive, the Institution, will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employees and all persons acting for or under the direction of Executive. Nothing herein will be construed as prohibiting the Institution from pursuing any other remedies available to the Institution for such breach or threatened breach, including the recovery of damages from Executive.

    (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Institution and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Institution. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Institution or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Institution. Further, Executive may disclose information regarding the business activities of the Institution to the Commissioner of Banks and Real Estate of the State of Illinois ("Commissioner"), OTS and the Federal Deposit Insurance Corporation ("FDIC") pursuant to a formal regulatory request. In the event of a breach or threatened breach by Executive of the provisions of this Section, the Institution will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Institution or affiliates thereof, or from rendering

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any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Institution from pursuing any other remedies available to the Institution for such breach or threatened breach, including the recovery of damages from Executive.

11. SOURCE OF PAYMENTS.

    (a) All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Institution. The Holding Company, however, unconditionally guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Institution are not timely paid or provided by the Institution, such amounts and benefits shall be paid or provided by the Holding Company.

    (b) Notwithstanding any provision herein to the contrary, to the extent that payments and benefits, as provided by this Agreement, are paid to or received by Executive under the Employment Agreement effective as of ______________, 1997, between Executive and the Holding Company, such compensation payments and benefits paid by the Holding Company will be subtracted from any amounts due simultaneously to Executive under similar provisions of this Agreement. Payments pursuant to this Agreement and the Holding Company Agreement shall be allocated in proportion to the services rendered and time expended on such activities by Executive as determined by the Holding Company and the Institution on a quarterly basis.

12.  EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

    This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Institution or any predecessor of the Institution and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

13. NO ATTACHMENT.

    (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

    (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Institution and their respective successors and assigns.

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14. MODIFICATION AND WAIVER.

    (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

    (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

15. REQUIRED PROVISIONS.

    (a) Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C.
Section 1828(k) and any rules and regulations promulgated thereunder, including 12 C.F.R. Part 359.

16. SEVERABILITY.

    If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

17. HEADINGS FOR REFERENCE ONLY.

    The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

18. GOVERNING LAW.

    The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Illinois.

19. ARBITRATION.

    Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by Executive within fifty (50) miles from the location of the Institution, in accordance with the rules of the American Arbitration Institution then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of

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Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

20. PAYMENT OF COSTS AND LEGAL FEES.

    In the event any dispute or controversy arising under or in connection with Executive's termination is resolved in favor of the Executive, whether by judgment, arbitration or settlement, Executive shall be entitled to the payment of: (1) all legal fees incurred by Executive in resolving such dispute or controversy, and (2) any back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due Executive under this Agreement.

21. INDEMNIFICATION.

    (a) The Institution shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense and shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under Illinois law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Institution (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

22. SUCCESSOR TO THE INSTITUTION.

    The Institution shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Institution or the Holding Company, expressly and unconditionally to assume and agree to perform the Institution's obligations under this Agreement, in the same manner and to the same extent that the Institution would be required to perform if no such succession or assignment had taken place.

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                                  SIGNATURES


    IN WITNESS WHEREOF, Elgin Financial Center, S.B. and EFC Bancorp, Inc. have caused this Agreement to be executed and their seals to be affixed hereunto by their duly authorized officers and directors, and Executive has signed this Agreement, on the ______ day of ___________, 1997.

ATTEST:                      ELGIN FINANCIAL CENTER, S.B.



_______________________     By: _______________________________________
Ursula Wilson                     [Name]
Secretary                         For The Board of Directors


    [SEAL]


ATTEST:                      EFC BANCORP, INC.

                                  (Guarantor)


_______________________     By:  _______________________________________
Ursula Wilson                     [Name]
Secretary                         For The Board of Directors

    [SEAL]


WITNESS:



_______________________          _______________________________________
                                  [Name]
                                  Executive